Subsidiary Listing


The following is a listing, as of March 27, 1997, of the subsidiaries of each registrant and their state of incorporation or organization indented to show degree of remoteness from registrant.

                                                   State of Organization
                  Name of Company_______________     or Incorporation___

Cinergy Corp.                                            Delaware

  The Cincinnati Gas & Electric Company                  Ohio
    The Union Light, Heat and Power Company              Kentucky
    Lawrenceburg Gas Company                             Indiana
    The West Harrison Gas and Electric Company           Indiana
    Miami Power Corporation                              Indiana
    KO Transmission Company                              Kentucky
    Tri-State Improvement Company                        Ohio

  PSI Energy, Inc.                                       Indiana
    South Construction Company, Inc                      Indiana
    PSI Energy Argentina, Inc.*                          Indiana

  Cinergy Services, Inc.                                 Delaware

  Cinergy Investments, Inc.                              Delaware
    CGE ECK, Inc.                                        Delaware
    Cinergy Communications, Inc.                         Delaware
    Cinergy Resources, Inc.                              Delaware
    Cinergy Technology, Inc.                             Indiana
    PSI Argentina, Inc.                                  Indiana
      Costanera Power Corp.                              Indiana
    PSI International, Inc.                              Indiana
    PSI Power Resource Development, Inc.                 Indiana
    PSI Power Resource Operations, Inc.                  Indiana
    PSI Recycling, Inc.                                  Indiana
    PSI Sunnyside, Inc.                                  Indiana
    PSI T&D International, Inc.                          Indiana
      PSI Yacyreta, Inc.                                 Indiana
    Power Equipment Supply Co.                           Indiana
    Enertech Associates, Inc.                            Ohio
    Cinergy Capital & Trading, Inc.                      Indiana
    Cinergy Cooling Corp.                                Ohio
    Cinergy UK, Inc.                                     Delaware
      Avon Energy Partners Holdings (50%)                England
        Avon Energy Partners PLC                         England
          Midlands Electricity plc*                      England
    Cinergy Solutions, Inc.                              Delaware
      Trigen-Cinergy Solutions LLC (50%)                 Delaware


*FUCO